PHOENIX KAYNE FUNDS
CIK# 0001018593
SEMI-ANNUAL 06/30/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1
- Class X $327, Class A $29, Class B $2 and Class C $2.
Series 2
- Class X 0.000 Class A $0.000, Class B $0.0 and Class C $0.00.

73A1/73A2-
Series 1
- Class X 0.0630, Class A 0.0440, Class B 0.0130 and Class C 0.0130.
Series 2
- Class X $0, Class A $0, Class B $0 and Class C $0.

74U1/74U2-
Series 1
- Class X 5,091, Class A 656, Class B 146 and Class C 129
Series 2
- Class X 3,233, Class A 1,668, Class B 158 and Class C 607

74V1/74V2-
Series 1
- Class X $15.45, Class A $15.41, Class B $15.26 and Class C $15.27
Series 2
- Class X $21.35, Class A $21.16, Class B $20.59 and Class C $20.61